As filed with the Securities and Exchange Commission on January 21, 1997.

                                                       Registration No. 33-58083

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)

           Maryland                                          52-1893632
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                    (Address of principal executive offices)

                              --------------------

                          LOCKHEED MARTIN CORPORATION
                            PERFORMANCE SHARING PLAN
                              (Full Title of Plan)

                              --------------------

                           Stephen M. Piper, Esquire
                           Associate General Counsel
                            and Assistant Secretary
                          Lockheed Martin Corporation
                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                 (301) 897-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                             EXPLANATORY STATEMENT
                             ---------------------


     On March 15, 1995, Lockheed Martin Corporation (the "Corporation") filed Registration Statement on Form S-8 (Reg. No. 33-58083) (the "Registration Statement") registering 18,582,406 shares of Lockheed Martin Corporation Common Stock for use in connection with the Lockheed Martin Corporation Performance Sharing Plan (previously, the Martin Marietta Corporation Performance Sharing
Plan). The Corporation anticipates combining that portion of the Lockheed Martin Corporation Performance Sharing Plan relating to salaried employees with another of the Corporation's plans, the Lockheed Martin Corporation Salaried Savings Plan, later in 1997. In anticipation of this combination, the Corporation has divided the Lockheed Martin Corporation Performance Sharing Plan into two parts, the first a continuation of the existing Lockheed Martin Corporation Performance Sharing Plan in which hourly employees will continue to participate (the "Plan") and the second, to be known as the Lockheed Martin Corporation Salaried Savings Plan II (the "SSPII"), a continuation of that part of the Lockheed Martin Corporation Performance Sharing Plan in which salaried employees participate. The SSPII and the Lockheed Martin Corporation Salaried Savings Plan are collectively referred to as the "SSP." As a consequence, the Plan will use less shares in the future than the Corporation originally anticipated when the Registration Statement was filed. Accordingly, 17,282,406 shares of Lockheed Martin Corporation Common Stock previously registered by the Corporation for use in connection with the Plan on the Registration Statement and not already issued will not be issued in connection with the Plan by the Corporation.

     Pursuant to the Corporation's undertakings in the Registration Statement and in accordance with advice received by the Corporation from the Office of Chief Counsel of the Division of Corporation Finance, the Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration under the Registration Statement the 17,282,406 shares of Lockheed Martin Corporation Common Stock (together with related plan interests) registered thereunder which will not be issued in connection with the Plan. Simultaneously with the filing of this Post-Effective Amendment No. 1, the Corporation is filing a Registration Statement on Form S-8 registering shares of Lockheed Martin Corporation Common Stock for use in connection with the SSP. The shares so registered will include that portion of the shares not issued in connection with the Plan being deregistered hereunder. The remaining 1,300,000 shares of Lockheed Martin Corporation Common Stock (together with related plan interests) registered pursuant to the Registration Statement are not being deregistered pursuant to this Post-Effective Amendment No. 1 and shall remain available for use in connection with the Plan.

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Item 8.        Exhibits
------         --------

Exhibit No.    Description
-----------    -----------

    24         Powers of Attorney

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-58083 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland and on the date indicated below.


                                          LOCKHEED MARTIN CORPORATION

Date:  January 21, 1997                   By:/s/Stephen M. Piper
                                             -------------------
                                             Stephen M. Piper
                                             Associate General Counsel and
                                               Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement 33-58083 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland.

                                          LOCKHEED MARTIN CORPORATION
                                            PERFORMANCE SHARING PLAN

Date:  January 21, 1997                   By:/s/Thomas F. Kinstle
                                             --------------------
                                             Thomas F. Kinstle
                                             Vice President -- Employee
                                               Benefits

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-58083 has been signed by the following persons in the capacities and on the dates indicated.

     Norman R. Augustine, Chief Executive Officer and Director*
     Marcus C. Bennett, Chief Financial Officer and Director*
     Robert E. Rulon, Chief Accounting Officer*
     Vance D. Coffman, Director*
     Houston I. Flournoy, Director*
     James F. Gibbons, Director*
     Edward E. Hood, Jr., Director*
     Caleb B. Hurtt, Director*
     Gwendolyn S. King, Director*
     Frank C. Lanza, Director*
     Vincent N. Marafino, Director*
     Eugene F. Murphy, Director*
     Allen E. Murray, Director*
     Bernard L. Schwartz, Director*
     Daniel M. Tellep, Director*
     Carlisle A.H. Trost, Director*
     James R. Ukropina, Director*
     Douglas C. Yearley, Director*

* By:/s/Stephen M. Piper                 January 21, 1997
     -------------------
     Stephen M. Piper
     Attorney-in-Fact**

** By authority of powers of attorney filed with this registration statement.

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                                 EXHIBIT INDEX


Exh. No.       Description                                    Page
--------       -----------                                    ----

   24          Powers of Attorney

                                     - 6 -